Exhibit 99.1

Summit Wireless Technologies Appoints Sri Peruvemba, Global Marketing Expert, to the Board of Directors

June 22, 2020 07:05 AM Eastern Daylight Time

SAN JOSE, Calif.--(BUSINESS WIRE)--Summit Wireless Technologies, Inc. (Nasdaq: WISA), a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems, announced it has appointed Sri Peruvemba to the board of directors effective June 22, 2020, replacing Sam Runco, who will retire from the board after 10 years of service. The board count will remain at eight.

Brett Moyer, Chief Executive Officer, President and Chairman, stated, “As we gain traction establishing Summit technology as the standard for wireless immersive sound among brands and ODMs, we are increasing our market awareness initiatives. We welcome Sri, a global technology marketing expert, to the board. He has been instrumental in driving sales growth for numerous companies, including high-tech start-ups. We are excited to incorporate his ideas as we tackle the soundbar market and extend our leadership in speakers as well as speakerless and 8K TVs.”

Moyer added, “Sam Runco is renowned as a founder of home theater industry and a key innovator in consumer electronics. On the Summit board since our inception and as a founding member of the WiSA Association, Sam has provided invaluable guidance and market knowledge. As we wish Sam well in his endeavors, we thank him for his decade of service and significant contributions.”

Sriram (Sri) Peruvemba

Peruvemba is CEO of Marketer International Inc., a marketing services firm specializing in the global high-tech industry. Peruvemba was previously Chief Marketing Officer for E Ink Holdings, where he played a major role in transforming the startup to a $1 plus billion global ePaper company. With over 30 years of experience in the technology industry, Peruvemba has been an influential advocate in the advancement of electronic hardware technologies. He is an acknowledged expert on sensors, electronic displays, haptics, touch screens, electronic materials and related technologies; and consults, writes, and presents on those subjects globally. Peruvemba has also held senior level positions at Sharp Corp, Cambrios, Novasentis, TFS Inc. and Planar Systems. Based in Silicon Valley, Peruvemba advises high tech firms in the U.S., Canada, and Europe as well as serves on the boards of Visionect, Omniply and The Society for Information Display (SID). Peruvemba has BS from R. V. College of Engineering, Bangalore; an MBA from Barton School of Business, WSU; and a post-graduate diploma in management from Indira Gandhi National University.

About Summit Wireless Technologies, Inc.

Summit Wireless Technologies, Inc. (Nasdaq: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung, LG Electronics, Klipsch, Bang & Olufsen, Xbox, a subsidiary of Microsoft, and others, Summit Wireless delivers seamless, dynamic audio experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. Summit Wireless is a founding member of WiSA, the Wireless Speaker and Audio Association, and works in association with WiSA’s members to champion what Summit Wireless believes are the most reliable interoperability standards across the audio industry. Summit Wireless is headquartered in San Jose, CA, with sales teams in Taiwan, China, Japan, and Korea. For more information, please visit: www.summitwireless.com.

About WiSA, LLC

WiSA, the (Wireless Speaker and Audio) Association is a consumer electronics consortium dedicated to creating interoperability standards utilized by leading brands and manufacturers to deliver immersive sound via intelligent devices. WiSA Certified components from any member brand can be combined to dramatically increase the enjoyment of movies and video, music, sports, gaming/esports, and more. WiSA also ensures robust, high definition, multi-channel, low latency audio while eliminating the complicated set-up of traditional audio systems. For more information about WiSA, please visit: www.wisaassociation.org.

* WiSA Ready TVs, gaming PCs and console systems are "ready" to transmit audio to WiSA Certified speakers when a WiSA USB Transmitter is plugged in and a user interface is activated through an APP or product design like LG TVs.

© 2020 Summit Wireless Technologies, Inc. All rights reserved. Summit Wireless Technologies and the Summit Wireless logo are trademarks of Summit Wireless Technologies, Inc. hereof or as of the date otherwise stated herein. The WiSA logo, WiSA, WiSA Ready, and WiSA Certified are trademarks, or certification marks of WiSA LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners and product names are the intellectual property of their respective owners.

Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions and include statements about the intended use of proceeds and expected closing of the offering. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting Summit Wireless’ business including, the public offering and the satisfaction of closing conditions related to such offering, current macroeconomic uncertainties associated with the COVID-19 pandemic, Summit Wireless’ ability to predict the timing of design wins entering production and the potential future revenue associated with Summit Wireless’ design wins; Summit Wireless’ rate of growth; Summit Wireless’ ability to predict customer demand for its existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting Summit Wireless’ customer’s end markets; Summit Wireless’ ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks detailed from time to time in Summit Wireless’ filings with the SEC. The information in this press release is provided only as of the date of this press release, and Summit Wireless undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. Summit disclaims any obligation to update these forward-looking statements.

Contacts

Kirsten Chapman, LHA Investor Relations, 415.433.3777, summit@lhai.com